Exhibit 99.1

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Key Hospitality Acquisition Corporation

We have audited the accompanying balance sheet of Key Hospitality Acquisition Corporation (a corporation in the development stage) as of November 16, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the period from April 25, 2005 (inception) to November 16, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key Hospitality Acquisition Corporation (a corporation in the development stage) as of November 16, 2005, and the results of its operations and its cash flows for the period from April 25, 2005 (inception) to November 16, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
November 16, 2005

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

BALANCE SHEET

November 16, 2005

ASSETS

Current assets
Cash and cash equivalents	$947,892
Cash held in trust fund	46,942,634

Prepaid expenses	114,080
$48,004,606

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities,
Accrued expenses	$26,717

Common stock, subject to possible redemption, 1,289,355 shares at Redemption value	9,370,812

Stockholders’ equity
Preferred stock, $.001 par value, authorized 1,000,000 shares; none issued
Common stock, $.001 par value, authorized 70,000,000 shares; issued and outstanding 7,949,995 shares (which includes the 1,289,355 shares subject to possible redemption)	7,950
Paid-in capital in excess of par	38,542,855

Retained earnings	56,272
Total stockholders’ equity	38,607,077
$48,004,606

See accompanying notes to financial statements.

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For period from April 25, 2005 (inception) to November 16, 2005

Interest income	$65,134

Formation and operating costs	8,862

Net income	$56,272

Weighted average shares outstanding	2,019,507

Net income per share	$0.03

See accompanying notes to financial statements.

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

For period from April 25, 2005 (inception) to November 16, 2005

	Common Stock Shares	Amount	Paid-in Capital in Excess of Par	Retained Earnings	Stockholders Equity
Common shares issued on April 27, 2005 at a price of $.017 per share	1,499,995	$1,500	$23,500	$-	$25,000

Sale of 6,000,000 shares on October 28, 2005 at a price of $8 per share, net of underwriters’ discount and offering expenses (includes 1,199,400 shares subject to possible redemption)	6,000,000	6,000	44,514,614		44,520,614
Sale of 450,000 shares on November 16, 2005 at a price of $8 per share, net of underwriters’ discount and offering expenses (includes 89,955 shares subject to possible redemption)	450,000	450	3,375,553		3,376,003
Proceeds subject to possible redemption 1,289,355 shares			(9,370,812)		(9,370,812)

Net income				56,272	56,272

Balances, at November 16, 2005	7,949,995	$7,950	$38,542,855	$56,272	$38,607,077

See accompanying notes to financial statements.

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For period from April 25, 2005 (inception) to November 16, 2005

Cash flows from operating activities
Net income	$56,272
Increase (decrease) in cash and cash equivalents attributable to change in
Prepaid expenses	(114,080)
Accrued expenses	2,700

Net cash used in operating activities	(55,108)

Net cash used in investing activity,
Cash held in trust fund	(46,942,634)

Cash flows from financing activities
Proceeds from notes payable, stockholders	151,000
Proceeds from sale of common stock	25,000
Gross proceeds of public offering	51,600,000
Payments of costs of public offering	(3,679,366)
Payments of notes payable, stockholders	(151,000)

Net cash provided by financing activities	47,945,634

Net increase in cash	947,892

Cash, beginning of period

Cash, end of period	$947,892

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$24,017

See accompanying notes to financial statements.

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.	Nature of operations and summary of significant accounting policies

Nature of Operations

Key Hospitality Acquisition Corporation (the “Company”) was incorporated in Delaware on April 25, 2005 as a blank check company whose objective is to acquire through a merger, capital stock exchange, asset acquisition or other similar business combination, an unidentified operating business in the hospitality industry.

All activity from April 25, 2005 (inception) to November 16, 2005 relates to the Company’s formation and public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (the “Offering”) was declared effective on October 25, 2005. The Company consummated two separate offerings on October 28, 2005 and then on November 16, 2005 and received cumulative net proceeds of approximately $47,921,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include an operating business that provides services and a “business combination” shall mean the acquisition by the Company of such a target business.

The Company’s efforts in identifying a prospective target business will not be limited to a particular industry, although management intends to focus on operating business in the hospitality industry. The Company believes that current and anticipated growth in hotels, gaming and hospitality services should create attractive opportunities with significant potential for capital appreciation.

An amount of $46,942,634 is being held in a trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee and invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek stockholder approval before it will effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of the Company’s founding stockholders, including all of its officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The Company will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in the offering exercise their conversion rights.

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

The Company will dissolve and promptly distribute only to our public stockholders the amount in our trust fund plus any remaining net assets if the Company does not effect a business combination within 18 months from the date of the consummation of the offering (or within 24 months from the consummation of the offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.	Nature of operations and summary of significant accounting policies (continued)

months after consummation of the offering and the business combination has not yet been consummated within such 18 month period).

Common Stock

In August 2005, the Board of Directors of the Company approved a five-for-six reverse stock split to all shareholders of record on August 22, 2005 and in October 2005, the Board of Directors approved a second, six-for-ten stock split to all shareholders of record on October 12, 2005. All transactions and disclosures in the financial statements, related to the Company’s common stock, have been adjusted to reflect the effects of the stock splits.

Net Income Per Common Share

Net income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Initial public offering

On October 28, 2005, the Company sold 6,000,000 units (“Units”) at a price of $8 per share in the Offering. On November 16, 2005, the Company sold an additional 450,000 Units at a price of $8 per share to cover the over-allotment granted to the underwriters. Each Unit consists of one share of the Company’s common stock, $.001 par value, and one Redeemable common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Offering and expiring four years from the date of the prospectus.

3.	Commitments and contingencies

The Company has agreed to pay up to $7,500 a month in total for office space and general and administrative expenses to related entities of two stockholders. Upon completion of a business combination or liquidation, the Company will no longer be required to pay these monthly fees.

KEY HOSPITALITY ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

3.	Commitments and contingencies (continued)

The Company has also agreed to sell Maxim Group LLC, the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 300,000 units at a per-unit price of $8.80. The units issuable upon exercise of this option are also identical to those offered in the Offering except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering.)

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3.28 per unit, or $ 984,000 total, using an expected life of five years, volatility of 44.23% and a risk-free interest rate of 3.85%.

The volatility calculation of 44.23% is based on the 365-day average volatility of a representative sample of eight (8) companies with market capitalizations under $500 million that management believes to be engaged in the business of hotels, gaming or hospitality services industry (the “Sample Companies”). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the prospectus with respect to the issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at prices below its exercise price.

The Company’s officers and directors have agreed, pursuant to agreements with Maxim Group LLC in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $1,350,000 of our warrants at market prices not to exceed $1.20 per warrant during the forty-trading day period commencing on the later of the date separate trading of the warrants commences or sixty calendar days after the end of the “restricted period” under Regulation M.

4.	Notes payable, stockholders

The Company issued an aggregate of $ 151,000 in unsecured promissory notes to two stockholders on four separate dates May 2, 2005, May 27, 2005, August 4, 2005 and October 18, 2005. The notes bear no interest and were paid following the consummation of the Offering.

5.	Preferred stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.